NUMBER __________-U		UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS	GSME ACQUISITION PARTNERS I

CUSIP G4161R 126

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE WARRANT TO PURCHASE ONE ORDINARY SHARE

THIS CERTIFIES THAT ________________________________________________________________________

is the owner of __________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) ordinary share, par value $.001 per share (“Ordinary Share”), of GSME Acquisition Partners I, a Cayman Islands corporation (the “Company”), and one (1) warrant (the “Warrants”).  Each Warrant entitles the holder to purchase one (1) Ordinary Share for $11.50 per share (subject to adjustment).  Each Warrant will become exercisable on the Company’s completion of a merger, capital stock exchange, asset acquisition or other similar business combination and will expire unless exercised before 5:00 p.m., New York City Time, on __________, 2014, or earlier upon redemption (the “Expiration Date”).  The Ordinary Shares and Warrants comprising the Units represented by this certificate are not transferable separately prior to __________, 2009, subject to earlier separation in the discretion of Cohen & Company Securities, LLC; provided, however, that in no event shall separate trading occur prior to the exercise in full, or expiration, of the underwriters’ over-allotment option in the Company’s initial public offering.  The terms of the Warrants are governed by a Warrant Agreement, dated as of __________, 2009, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof.  Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.
This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By

____________________________________ Chairman of the Board	____________________________________ Secretary

GSME Acquisition Partners I

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act ______________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________________________________________________________________________ Units

Dated  _________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).